Exhibit 28(h)(ix)	Amendment #18 to Administrative Services Agreement dated as of June 15, 2011

AMENDMENT 18
to the
ADMINISTRATIVE SERVICES AGREEMENT
among
The Investment Companies comprising the Lord Abbett Family of Funds
(each, a “Fund” or collectively, the “Funds”) as set forth on Exhibit 1
and
Lord, Abbett & Co. LLC (“Lord Abbett”)

          WHEREAS, the Funds and Lord Abbett entered into an Administrative Services Agreement dated December 12, 2002, as may be amended from time to time (the “Agreement”);

          WHEREAS, Section 9 of the Agreement provides for the addition to the Agreement of new funds created in the Lord Abbett Family of Funds where such funds wish to engage Lord Abbett to perform Administrative Services under the Agreement; and

          WHEREAS, the Funds and Lord Abbett desire to further amend the Agreement to include such additional funds;

          NOW THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties mutually agree to amend the Agreement in the following respects:

1.	The Agreement is hereby amended to add the following fund to Exhibit 1 of the Agreement:

Lord Abbett Securities Trust
-Lord Abbett Growth Leaders Fund

2.	The Agreement shall remain the same in all other respects.

3.	The Amendment is effective as of the 15th day of June 2011.

          IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative.

On behalf of each of the Lord Abbett Funds listed on Exhibit 1 Attached hereto

	By:	/s/ Joan A. Binstock

Joan A. Binstock
Chief Financial Officer

Attested:

/s/ Thomas R. Phillips

Thomas R. Phillips
Vice President & Assistant Secretary

LORD, ABBETT & CO. LLC

	By:	/s/ Robert S. Dow

Robert S. Dow
Managing Member

Attested:

/s/ Lawrence H. Kaplan

Lawrence H. Kaplan
Member, General Counsel

EXHIBIT 1 (AMENDED AS OF JUNE 15, 2011) 1
TO
ADMINISTRATIVE SERVICES AGREEMENT

The following funds comprise the Lord Abbett Family of Funds:

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Blend Trust
Lord Abbett Small-Cap Blend Fund

Lord Abbett Bond-Debenture Fund, Inc.

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Global Fund, Inc.
Lord Abbett Emerging Markets Currency Fund
Lord Abbett Global Allocation Fund

Lord Abbett Investment Trust
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund

Lord Abbett Mid-Cap Value Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.
Lord Abbett AMT Free Municipal Bond Fund
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration Tax Free Fund

[1] As amended on June 15, 2011 to reflect the addition of Lord Abbett Securities Trust – Lord Abbett Growth Leaders Fund.

Lord Abbett Research Fund, Inc.
Lord Abbett Capital Structure Fund
Lord Abbett Classic Stock Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust
Lord Abbett Alpha Strategy Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.
Bond-Debenture Portfolio
Capital Structure Portfolio
Classic Stock Portfolio
Developing Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Core Equity Portfolio
International Opportunities Portfolio
Mid-Cap Value Portfolio
Total Return Portfolio
Value Opportunities Portfolio

Lord Abbett Stock Appreciation Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.